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Exhibit 10 (j)
Outside Director Stock Purchase Agreement

                            WOODWARD GOVERNOR COMPANY

                    OUTSIDE DIRECTOR STOCK PURCHASE AGREEMENT

                                                                     Dated as of
                                                                  April 24, 2002

WOODWARD GOVERNOR COMPANY
Attention:  Mr. John Halbrook, President
5001 North Second Street
Rockford, IL  61111

Dear Mr. Halbrook:

The undersigned, James R. Rulseh, understands that you, Woodward Governor Company, a Delaware corporation (the "Company") is authorized to issue 60,000,000 shares, designated Common Stock of the par value of $0.00875 per share (the "Company Stock"), of which as of April 24, 2002, (i) 11,324,954 shares were issued and outstanding, and (ii) 835,046 shares were issued but are not outstanding and are owned and held by the Company as treasury shares.

In accordance with the Company's Director Share Ownership Guideline, the Company is authorized to sell treasury shares of the Company Stock to each of its directors who are not officers, members or employees of the Company (the "Outside Directors"). The aggregate purchase price to me for the shares of Company Stock I purchase will be One Hundred Twenty Thousand Dollars ($120,000.00) (the "Purchase Price"). The price per share shall be equal to the Fair Market Value of such stock as quoted on the Nasdaq National Market at the close of business on the date of this agreement. The shares of the company Stock to be purchased by me hereunder shall be the number of whole shares of Company Stock which may be acquired for the Purchase Price based upon the Fair Market Value per share as of the Purchase Date (the "Shares").

I confirm my agreement with the Company as follows in connection with my purchase of the Shares. Accordingly, the company confirms its agreement with me.

        (1) PURCHASE OF SHARES. Subject to the terms and conditions herein set forth, I agree to purchase from the Company, and the Company agrees to sell to me, the number of Shares which may be purchased for the Purchase Price at a price per share equal to the Fair Market Value per share as of the Purchase Date.

        (2) PAYMENT OF PURCHASE PRICE. In payment of the Purchase Price, I agree to deliver to the Company within 10 days following the Purchase Date a Non-Interest Bearing Installment Note from me in the amount of the Purchase Price dated the Purchase Date and payable to your order, expressed to mature in 60 monthly

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        installments as follows: $2,000.00 on the 20th day of May 2002, and
        $2,000.00 on the same day of each and every succeeding month thereafter to and including a final installment on the 20th day of April 2007, such note to be in the form of the Non-Interest Installment Note from me which is attached hereto as Exhibit A and hereby made a part hereof (the "Installment Note"). The remaining balance on the Installment Note will be accelerated in the event I cease to be an Outside Director of the Company for any reason and shall be payable 90 days thereafter.

        (3) PURCHASE DATE. The purchase and sale provided for herein shall be consummated and closed at the office of the Company, 5001 North Second Street, Rockford, Illinois 61111, commencing at 11:00 a.m., Rockford local time, on April 25, 2002.

        (4) ASSIGNMENT OF RETAINER FEES. I agree that commencing as of the Purchase Date, and on each of the next 60 payment dates thereafter, the Company may withhold and retain the monthly retainer fees due me from the company for my service as a member of the Board of Directors of the Company (the "Retainer Fees") in satisfaction of the payment of the Purchase Price for the Shares under the Installment Note. I hereby sell, assign, convey and transfer to the Company all my right, title and interest to any and all payments due me as Retainer Fees, including any and all increases thereof. The assignment of Retainer Fees shall be effective as of the Purchase Date until the Installment Note is paid and satisfied in full.

        (5) PREPAYMENT. The unpaid monthly installments of the Purchase Price for Shares to be purchased by me hereunder may be prepaid by me in whole or in part at any time. In case of any prepayment of the Purchase Price in part, such prepayment shall be applied to the installments hereof in the inverse order of their respective maturities. Any monthly Retainer Fees in excess of $2,000.00 shall be applied by the Company as a prepayment hereunder.

        (6) ISSUANCE OF STOCK CERTIFICATE. On the Purchase Date, the Company shall issue to me a stock certificate evidencing the number of Shares purchased by me hereunder.

        (7) TRANSFERABILITY AND CONTINUING OBLIGATION. The rights granted me hereunder may not be sold, pledged, assigned, transferred or otherwise disposed of in any manner whatsoever. Only I shall have the right to purchase Shares hereunder. Furthermore, except as mutually agreed otherwise by the parties hereto, I understand and agree that my obligation under the Installment Note and this Agreement are with recourse and binding on me individually until satisfied in full, including without limitation, in the event (i) of my death, or (ii) that I am no longer an Outside Director for any reason.

        (8) FINANCIAL RISKS. I acknowledge that I have received all information which I deem necessary and appropriate to evaluate the financial risks inherent in my purchase of Shares hereunder, and I acknowledge that I have satisfactory and complete

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        information concerning the business, operations, and finances of the
        Company in response to all my inquiries in respect thereof.

        (9) INVESTMENT REPRESENTATION. I represent and warrant that the Shares acquired by me pursuant to this agreement (i) will be acquired by me for my own account, (ii) will be acquired by me for investment and not with a view to, or for sale in connection with, any distribution thereof,
        (iii) will be acquired by me with no present intention of selling or distributing such shares. I agree that I will not dispose of the Shares purchased by me hereunder in such a manner as will violate the Securities Act of 1933, as amended, or any applicable rules and regulations thereunder and until and unless the Company shall have been furnished with an opinion of counsel satisfactory to it to the effect that any proposed disposition of such shares may be effected without such violation. I agree that all certificates evidencing the Shares acquired by me hereunder will be marked with a legend as follows:

                 "The shares evidenced by this Certificate have not been
             registered under the Securities Act of 1933, as amended. The shares evidenced hereby may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to the Corporation prior to the proposed transaction that registration is not required under said Act."

        I represent that I have been informed by the Company and understand that the Shares acquired by me hereunder will not be registered under the Securities Act of 1933, as amended, and that the Company does not contemplate and is not legally required to file any such registration. Accordingly, in connection with any future resale of the Shares acquired by me hereunder I acknowledge that my attention has been directed to Rule 144 under the Securities Act of 1933, as amended, and that I have been advised that the Shares acquired by me hereunder must be held indefinitely unless they are subsequently registered under the Securities Act of 1933, as amended, or an exemption from such registration is available.

        (10) NOTICES. All notices, requests, demands and other communication hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

             (a) if to me, to:

                 Mr. James R. Rulseh
                 6125 10th Street
                 Kenosha, Wisconsin  53144

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             (b) if to you, to:

                 Woodward Governor Company
                 5001 North Second Street
                 Rockford, Illinois 61111
                 Attention: Stephen P. Carter, Vice President, Chief Financial Officer And Treasurer

        or to such other address or addresses as you or I may communicate in writing to the other by notice given pursuant to the provisions of this paragraph (10). Written notice given by any other method shall be deemed effective only when actually received by the party to whom given.

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        (11) MISCELLANEOUS. This Agreement (i) constitutes the entire agreement between you and me with respect to the subject matter hereof, (ii) shall not be assigned or transferred by your or me, (iii) shall be governed in all respects by the laws of the State of Illinois, and (iv) may be executed in two or more counterparts which together shall constitute a single instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to me the enclosed copy of this Outside Director Stock Purchase Agreement whereupon it shall become a binding agreement between us.

                                                         Very truly yours,


                                                         By
                                                            --------------------
                                                            James R. Rulseh

The foregoing is hereby confirmed
and agreed to as of the 24th day of
April, 2002.

WOODWARD GOVERNOR COMPANY


By
   -----------------------------------
      John A. Halbrook, Chairman and CEO